Exhibit 99.1

Company Investor/Media Contact:

DJO Incorporated

Mark Francois, Director of Investor Relations

(760) 734-4766

mark.francois@djortho.com

FOR IMMEDIATE RELEASE

DJO ANNOUNCES FINANCIAL RESULTS FOR SECOND QUARTER 2007

•     Second Quarter Net Revenues Increase 12.8% Over Prior Year

•     Non-GAAP Net Income Per Share Increases to $0.35

SAN DIEGO, CA August 2, 2007 - DJO Incorporated (NYSE: DJO), a global provider of products and services that promote musculoskeletal and vascular health, today announced financial results for the second quarter and six months of 2007, ended June 30, 2007.

Second Quarter Results

Net revenues for the second quarter of 2007 were $120.2 million, reflecting an increase of 12.8 percent, compared with net revenues of $106.5 million in the second quarter of 2006.  The second quarters of 2007 and 2006 each included 64 shipping days.  The second quarter of 2007 included the first anniversary of the Aircast acquisition, which closed April 7, 2006.  On a pro forma basis, as if the Aircast acquisition had closed at the beginning of the second quarter of 2006, revenue growth for the second quarter of 2007 was 11.0 percent over the corresponding prior year period.

Non-GAAP net income for the second quarter of 2007 was $8.5 million, or $0.35 per share, compared with non-GAAP net income of $5.0 million, or $0.22 per share for the second quarter of 2006.  Non-GAAP net income results for the second quarter of 2007 exclude the after-tax impact of certain adjustments that the Company does not believe to be reflective of its ongoing operations.  These adjustments include a write down of raw material inventories ($0.5 million, net of tax) and an increase in the Company’s estimates of bad debt reserves required for certain aged accounts receivable from third party payors and patients ($2.6 million, net of tax).  Non-GAAP results in the second quarter of 2006 excluded the after-tax impact of purchase accounting adjustments to write up acquired inventories to fair value ($0.7 million, net of tax), certain other charges and expenses related to acquisitions ($2.6 million, net of tax) and costs related to an arbitration settlement ($0.4 million, net of tax).  Non-GAAP net income for the second quarters of 2007 and 2006 has been reduced by

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the after-tax effect of non-cash stock-based compensation expense of $1.7 million, or $0.07 per share, and $1.5 million, or $0.06 per share, respectively. GAAP net income for the second quarters of 2007 and 2006 was $5.4 million, or $0.22 per share, and $1.3 million, or $0.06 per share, respectively.

The Company defines adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, stock-based compensation expense and certain charges and expenses not deemed to be reflective of the ongoing operations of the Company, as discussed above.  Adjusted EBITDA for the second quarter of 2007 was $29.8 million, or 24.8 percent of net revenues, reflecting an increase of 22.4 percent, compared to adjusted EBITDA of $24.3 million for the second quarter of 2006.

Six Month Results

Net revenues for the first six months of 2007 were $235.1 million, reflecting an increase of approximately 24.3 percent, compared with net revenues of $189.1 million for the first six months of 2006.  The first six months of 2007 and 2006 each included 128 shipping days.  Revenues for the first six months of 2007 included contributions from the Company’s Aircast acquisition, which closed April 7, 2006.  On a pro forma basis, as if the Aircast acquisition had closed on January 1, 2006, revenue growth for the first six months of 2007 was approximately 9.8 percent over the corresponding prior year period.

Non-GAAP net income for the first six months of 2007 was $14.1 million, or $0.59 per share, compared with non-GAAP net income of $11.6 million or $0.49 per share for the first six months of 2006.   Non-GAAP net income for the first six months of 2007 and 2006 was reduced by the after-tax effect of stock-based compensation expense of $3.2 million, or $0.13 per share, and $3.0 million, or $0.13 per share, respectively.

For the first six months of 2007, in addition to the adjustments noted above for the second quarter of 2007, non-GAAP net income excluded certain costs and expenses related to the integration of the acquired Aircast business ($1.2 million, net of tax) and costs related to the settlement of outstanding litigation ($0.3 million, net of tax).  For the first six months of 2006, non-GAAP net income excluded purchase accounting adjustments to write up acquired company inventories (Axmed and Aircast) to fair value ($0.9 million, net of tax), certain costs and expenses related to the integration of acquired businesses ($2.9 million, net of tax), costs related to an arbitration that concluded in the second quarter of 2006 ($0.4 million, net of tax), and the write-off of previously deferred expenses related to a discontinued acquisition ($0.1 million, net of tax).  GAAP net income for the first six months of 2007 was $9.4 million, or $0.39 per share, compared with GAAP net income of $7.3 million, or $0.31 per share, for the first six months of 2006.

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Adjusted EBITDA for the first six months of 2007 was $55.2 million, or 23.5 percent of net revenues, reflecting an increase of 29.8 percent, compared to adjusted EBITDA of $42.5 million, or 22.5 percent of net revenues for the first six months of 2006.

“We are once again very pleased to report strong revenue results that exceeded our expectations for the second quarter.  These results were driven by continuing above market growth within each of our Domestic Rehabilitation, Regeneration and International business segments,” said Les Cross, president and CEO of DJO Incorporated.  “We are also pleased to report that we are on track with the expected sequential improvement in our costs of goods sold.

“Our non-GAAP gross profit margin improved by 30 basis points from the first quarter of 2007, to 60.8% in the current quarter.  As we discussed following the first quarter, we expected to see only modest improvement in second quarter gross profit margin due to the constraining effects of the higher-cost finished goods inventories that remained on hand from the first quarter of 2007.  Additionally, product mix slightly reduced our second quarter gross profit margin since part of the revenue over-achievement came from distribution channels within our Domestic Rehabilitation segment that generate lower gross margins.  Our lower gross margin channels also have lower operating expense levels.  Accordingly, this product mix effect did not negatively impact our operating income margin in the second quarter.  Non-GAAP operating expenses were approximately 44.8% of net revenues, which is down sequentially by 260 basis points from the first quarter of 2007.  Our non-GAAP operating income margin improved by 290 basis points from the first quarter of this year to 16.0% of net revenues for the second quarter.

“On a GAAP basis, operating performance in the second quarter was impacted by two adjustments that we do not believe are reflective of the ongoing operations of our business.  First, after completing a full physical inventory count of raw materials following the completion of the integration of Aircast manufacturing into Mexico, we wrote down inventory levels by approximately $0.8 million ($0.5 million, net of tax).  We believe this adjustment substantially relates to discrepancies caused by the significant movement of all DJO inventories in connection with the Aircast integration and does not relate to the inventory shrinkage and material scrap issues we discussed following the first quarter.  Second, we have increased our estimates for bad debt reserves required for aged accounts receivable from third party payors and patients by approximately $4.4 million ($2.6 million, net of tax).  As discussed in previous quarters, we have experienced rapid growth within our OfficeCare, Insurance and Regeneration channels, where we bill third-party payors and patients. Together with our third-party billing and collections service provider, we also made changes in our billing and collections process in early 2006.  The rapid growth of these businesses,

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combined with the transitional impact of the changes in our process, placed a strain on the effectiveness of our billing and collections process in 2006.  We recognized this strain and placed additional resources in this area beginning in late 2006.  We have seen improving trends in cash collections on current accounts receivable from third-party payors.  However, in spite of the additional resources allocated, collections of certain aged receivables have not progressed as well as expected.  By increasing our reserve estimates for older accounts receivable, we will be able to reduce our operating expenses focused on collecting those older accounts and prioritize continued improvement on current accounts receivable.

“Revenue growth across our three business segments continues to sustain momentum.  On a pro forma basis, as if the Aircast acquisition had closed at the beginning of the second quarter of 2006, we were pleased to see above market revenue growth in our Domestic Rehabilitation segment at approximately 6%.  This result included a strong contribution from our OfficeCare channel, which again posted growth of over 20% in the second quarter.

“Our Regeneration segment also continued to post strong, above market growth at 18%, led by sales of our SpinaLogic product line, which grew at over 27%.  The expansion of our spine selling strategy continues to gain traction and yield increasing market share by utilizing a growing number of independent spine distributors as well as direct DJO territory managers.

“Finally, in our International segment, we achieved very strong growth, demonstrating the strength of the DJO franchise we have created outside the U.S.  On a pro forma basis, our International segment grew almost 22% in the second quarter of 2007, or nearly 19% on a constant currency basis.

“We generated strong cash flow in the second quarter with cash flow from operations of nearly $20 million. We repaid $16.3 million of debt during the quarter and increased our cash balances by $5.3 million.

“We enter the second half of 2007 on a high note.  The strength of our second quarter performance puts us in a great position to meet our financial objectives for 2007.  The third quarter, which contains 63 shipping days, one less than the second quarter, is generally seasonally stronger for the Company’s U.S. sales as football season begins to kick into full gear.  With this in mind, we are targeting third quarter revenues to be between $120 million and $125 million.

“Let me conclude by saying we were very pleased to announce our pending merger with ReAble Therapeutics, Inc. on July 16, 2007.  We believe that the value of this transaction appropriately

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recognizes DJO’s leadership position in non-operative orthopedics, demonstrated by our highly respected brands, innovative products, and commitment to continuous improvement, therefore providing our stockholders with an immediate and substantial cash premium for their investment in DJO.”

About DJO Incorporated

DJO Incorporated is a global provider of solutions for musculoskeletal and vascular health, specializing in rehabilitation and regeneration products for the non-operative orthopedic, spine and vascular markets.  Marketed under the Aircast®, DonJoy® and ProCare® brands, the Company’s broad range of over 700 rehabilitation products, including rigid knee braces, soft goods and pain management products, are used in the prevention of injury, in the treatment of chronic conditions and for recovery after surgery or injury. The Company’s regeneration products consist of bone growth stimulation devices that are used to treat nonunion fractures and as an adjunct therapy after spinal fusion surgery.  The Company’s vascular systems products help prevent deep vein thrombosis and pulmonary embolism that can occur after orthopedic and other surgeries.  Together, these products provide solutions throughout the patient’s continuum of care.  The Company sells its products in the United States and in more than 70 other countries through networks of agents, distributors and its own direct sales force.  Customers include orthopedic, podiatric and spine surgeons, orthotic and prosthetic centers, third-party distributors, hospitals, surgery centers, physical therapists, athletic trainers, other healthcare professionals and individual and team athletes.  For additional information on the Company, please visit www.djortho.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Such statements relate to, among other things, the Company’s revenue and earnings guidance for 2007, accounts receivable collections experience and the Company’s pending merger with ReAble Therapeutics, Inc.  The words “believe,” “should,” “expect,” “intend,” “estimate” and “anticipate,” variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement.  These forward-looking statements are based on the Company’s current expectations and are subject to a number of risks, uncertainties and assumptions, many of which are beyond the Company’s ability to control or predict.  The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.  The important factors that could cause actual operating results to differ significantly from those expressed or implied by such forward-looking statements include, but are not limited to the successful execution of the Company’s business strategies relative to its Domestic

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Rehabilitation, Regeneration and International businesses; the success of the Company’s performance improvement initiatives designed to improve gross profit margins and reduce operating expenses; the continued growth of the markets the Company addresses; the impact of potential reductions in reimbursement levels by Medicare and other governmental and commercial payors; the Company’s ability to successfully develop, license or acquire, and timely introduce and market new products or product enhancements; the Company’s dependence on orthopedic professionals, agents and distributors for marketing its products; the Company’s dependence on third-party agents to manage insurance billing and collections; risks relating to the Company’s international operations; resources needed and risks involved in complying with government regulations and in developing and protecting intellectual property; and the effects of healthcare reform, Medicare competitive bidding, managed care and buying groups on the prices of the Company’s products.  Some of the important factors that could adversely impact the pending merger with ReAble Therapeutics, Inc. or the Company’s results include disruption to the Company’s current plans and operations and potential difficulties in employee retention as a result of the merger; the occurrence of any event, change or other circumstance that could give rise to a termination of the merger agreement announced on July 16, 2007; the outcome of any legal proceedings that may be instituted against DJO, ReAble or others following the announcement of the merger agreement; the inability to complete the merger due to the failure to obtain stockholder approval or the failure to satisfy other conditions to the merger, including receiving applicable regulatory approvals relating to the transaction; and the failure to obtain the necessary financing arrangements set forth in the commitment letters received in connection with the merger.  Other risk factors are detailed in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2007, filed on May 10, 2007, with the Securities and Exchange Commission.

-Tables to follow-

DJO Incorporated

Unaudited Condensed Consolidated Statements of Income

(In thousands, except per share data and number of operating days)

	Three Months Ended
	June 30, 2007	July 1, 2006

Net revenues	$120,187	$106,525
Costs of goods sold (A),(B)	47,914	42,912
Gross profit	72,273	63,613
Operating expenses:
Sales and marketing (A),(B)	40,219	32,442
General and administrative (A),(B)	11,516	13,610
Research and development (B)	1,998	2,316
Amortization of acquired intangibles	4,498	4,507
Total operating expenses	58,231	52,875
Income from operations	14,042	10,738
Interest expense and other, net (A)	(5,030)	(8,465)
Income before income taxes	9,012	2,273
Provision for income taxes	(3,611)	(981)
Net income	$5,401	$1,292
Net income per share:
Basic	$0.23	$0.06
Diluted	$0.22	$0.06
Non-GAAP diluted net income per share (excluding the impact of purchase accounting adjustments to write up acquired inventories to fair value, certain other charges and expenses related to acquisitions and certain other charges and expenses not deemed to be reflective of the ongoing operations of the Company)	$0.35	$0.22
Weighted average shares outstanding used to calculate per share information:
Basic	23,560	22,804
Diluted	24,031	23,440
Number of operating days	64	64

(A) Includes purchase accounting adjustments to write up acquired inventories to fair value, certain other charges and expenses related to acquisitions and certain other charges and expenses not deemed to be reflective of the ongoing operations of the Company, as follows (C):

Gross profit	$784	$2,510
Sales and marketing	4,612	340
General and administrative	(249)	1,026
Research and development	—	7
Interest expense and other, net	—	2,347
	$5,147	$6,230
(B) Includes stock-based compensation expense, as follows (C):
Gross profit	$264	$249
Sales and marketing	1,246	1,072
General and administrative	996	891
Research and development	146	140
	$2,652	$2,352

(C) See reconciliation of non-GAAP financial measures in table at end of press release.

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DJO Incorporated

Unaudited Condensed Consolidated Statements of Income
(In thousands, except per share data and number of operating days)

	Six Months Ended
	June 30, 2007	July 1, 2006

Net revenues	$235,085	$189,088
Costs of goods sold (A),(B)	95,340	74,621
Gross profit	139,745	114,467
Operating expenses:
Sales and marketing (A),(B)	76,174	58,977
General and administrative (A),(B)	23,893	22,634
Research and development (B)	4,167	4,165
Amortization of acquired intangibles	8,987	6,141
Total operating expenses	113,221	91,917
Income from operations	26,524	22,550
Interest expense and other, net (A)	(10,706)	(9,585)
Income before income taxes	15,818	12,965
Provision for income taxes	(6,422)	(5,692)
Net income	$9,396	$7,273
Net income per share:
Basic	$0.40	$0.32
Diluted	$0.39	$0.31
Non-GAAP diluted net income per share (excluding the impact of purchase accounting adjustments to write up acquired inventories to fair value, certain other charges and expenses related to acquisitions and certain other charges and expenses not deemed to be reflective of the ongoing operations of the Company)	$0.59	$0.49
Weighted average shares outstanding used to calculate per share information:
Basic	23,484	22,571
Diluted	23,997	23,321
Number of operating days	128	128

(A) Includes purchase accounting adjustments to write up acquired inventories to fair value, certain other charges and expenses related to acquisitions and certain other charges and expenses not deemed to be reflective of the ongoing operations of the Company, as follows (C):

Gross profit	$2,851	$3,123
Sales and marketing	4,612	447
General and administrative	301	1,157
Research and development	—	7
Interest expense and other, net	—	2,438
	$7,764	$7,172
(B) Includes stock-based compensation expense, as follows (C):
Gross profit	$532	$380
Sales and marketing	2,354	1,953
General and administrative	1,898	1,530
Research and development	268	245
	$5,052	$4,108

 (C) See reconciliation of non-GAAP financial measures in table at end of press release.

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DJO Incorporated

Unaudited Condensed Consolidated Balance Sheets

(In thousands)

	June 30,	December 31,
	2007	2006
Assets
Current assets:
Cash and cash equivalents	$12,832	$7,006
Accounts receivable, net	93,332	90,236
Inventories, net	43,066	47,214
Deferred tax asset, current portion	10,803	10,797
Prepaid expenses and other current assets	13,901	14,521
Total current assets	173,934	169,774
Property, plant and equipment, net	31,385	32,699
Goodwill, intangible assets and other assets	440,039	447,610
Deferred tax asset	16,056	18,251
Total assets	$661,414	$668,334

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and other accrued liabilities	$53,522	$66,331
Long-term debt, current portion	—	831
Total current liabilities	53,522	67,162
Long-term debt, less current portion	311,000	326,419
Accrued pension	91	201
Other long-term accrued liabilities	3,407	4,283
Total stockholders’ equity	293,394	270,269
Total liabilities and stockholders’ equity	$661,414	$668,334

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DJO Incorporated

Unaudited Segment Information

(In thousands, except number of operating days)

	Three Months Ended		Revenues per Day
	June 30,	July 1,	June 30,	July 1,
	2007	2006	2007	2006
Net revenues:
Domestic Rehabilitation	$73,137	$68,155	$1,143	$1,065
Regeneration	19,194	16,212	300	253
International	27,856	22,158	435	346
Consolidated net revenues	120,187	106,525	$1,878	$1,664

Gross profit:
Domestic Rehabilitation	37,160	34,920
Regeneration	17,668	14,954
International	17,445	13,739
Consolidated gross profit (1)	72,273	63,613

Income from operations:
Domestic Rehabilitation	5,748	8,776
Regeneration	5,816	3,717
International	6,604	3,099
Income from operations of reportable segments (2)	18,168	15,592
Expenses not allocated to segments (3)	(4,126)	(4,854)
Consolidated income from operations	$14,042	$10,738
Number of operating days	64	64

(1)       GAAP consolidated gross profit for the three months ended June 30, 2007 and July 1, 2006, includes:

	Three Months Ended			Three Months Ended
	June 30, 2007			July 1, 2006
	Domestic Rehab	Regeneration	International	Domestic Rehab	Regeneration	International

GAAP gross profit	$37,160	$17,668	$17,445	$34,920	$14,954	$13,739
Purchasing accounting adjustments to write up acquired inventories to fair value, certain charges and expenses related to acquisitions and certain other charges and expenses not deemed to be reflective of the ongoing operations of the Company	593	30	161	1,544	—	966
Non-GAAP gross profit (excluding the impact of purchasing accounting adjustments to write up acquired inventories to fair value, certain charges and expenses related to acquisitions and certain other charges and expenses not deemed to be reflective of the ongoing operations of the Company)	$37,753	$17,698	$17,606	$36,464	$14,954	$14,705

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DJO Incorporated
Unaudited Segment Information continued
(In thousands, except number of operating days)

(2) GAAP income from operations of reportable segments for the three months ended June 30, 2007 and July 1, 2006, includes:

	Three Months Ended			Three Months Ended
	June 30, 2007			July 1, 2006
	Domestic Rehab	Regeneration	International	Domestic Rehab	Regeneration	International

GAAP income from operations of reportable segments	$5,748	$5,816	$6,604	$8,776	$3,717	$3,099
Purchasing accounting adjustments to write up acquired inventories to fair value, certain other charges and expenses related to acquisitions and certain other charges and expenses not deemed to be reflective of the ongoing operations of the Company	4,283	703	161	1,933	—	1,219
Non-GAAP income from operations of reportable segments (excluding the impact of purchasing accounting adjustments to write up acquired inventories to fair value, certain charges related to acquisitions and certain other charges and expenses not deemed to be reflective of the ongoing operations of the Company)	$10,031	$6,519	$6,765	$10,709	$3,717	$4,318

(3) Expenses not allocated to segments for the three months ended July 1, 2006 includes $0.7 million of costs not deemed to be reflective of the ongoing operations of the Company.

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DJO Incorporated
Unaudited Segment Information
(In thousands, except number of operating days)

	Six Months Ended		Revenues per Day
	June 30,	July 1,	June 30,	July 1,
	2007	2006	2007	2006
Net revenues:
Domestic Rehabilitation	$144,907	$121,866	$1,132	$952
Regeneration	36,773	32,186	287	251
International	53,405	35,036	417	274
Consolidated net revenues	235,085	189,088	$1,836	$1,477

Gross profit:
Domestic Rehabilitation	72,449	64,052
Regeneration	33,970	29,785
International	33,326	20,630
Consolidated gross profit (1)	139,745	114,467

Income from operations:
Domestic Rehabilitation	12,666	19,277
Regeneration	10,427	7,421
International	12,135	4,321
Income from operations of reportable segments (2)	35,228	31,019
Expenses not allocated to segments (3)	(8,704)	(8,469)
Consolidated income from operations	$26,524	$22,550
Number of operating days	128	128

(1) GAAP consolidated gross profit for the six months ended June 30, 2007 and July 1, 2006, includes:

	Six Months Ended			Six Months Ended
	June 30, 2007			July 1, 2006
	Domestic Rehab	Regeneration	International	Domestic Rehab	Regeneration	International

GAAP gross profit	$72,449	$33,970	$33,326	$64,052	$29,785	$20,630
Purchasing accounting adjustments to write up acquired inventories to fair value, certain charges and expenses related to acquisitions and certain other charges and expenses not deemed to be reflective of the ongoing operations of the Company	2,597	30	224	1,544	—	1,579
Non-GAAP gross profit (excluding the impact of purchasing accounting adjustments to write up acquired inventories to fair value, certain charges and expenses related to acquisitions and certain other charges and expenses not deemed to be reflective of the ongoing operations of the Company)	$75,046	$34,000	$33,550	$65,596	$29,785	$22,209

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DJO Incorporated
Unaudited Segment Information continued
(In thousands, except number of operating days)

(2) GAAP income from operations of reportable segments for the six months ended June 30, 2007 and July 1, 2006, includes:

	Six Months Ended			Six Months Ended
	June 30, 2007			July 1, 2006
	Domestic Rehab	Regeneration	International	Domestic Rehab	Regeneration	International

GAAP income from operations of reportable segments	$12,666	$10,427	$12,135	$19,277	$7,421	$4,321
Purchasing accounting adjustments to write up acquired inventories to fair value, certain other charges and expenses related to acquisitions and certain other charges and expenses not deemed to be reflective of the ongoing operations of the Company	6,287	703	224	1,933	—	2,070
Non-GAAP income from operations of reportable segments (excluding the impact of purchasing accounting adjustments to write up acquired inventories to fair value, certain charges related to acquisitions and certain other charges and expenses not deemed to be reflective of the ongoing operations of the Company)	$18,953	$11,130	$12,359	$21,210	$7,421	$6,391

(3) Expenses not allocated to segments for the six months ended June 30, 2007 and July 1, 2006 includes costs not deemed to be reflective of the ongoing operations of the Company of $0.6 million and $0.7 million, respectively.

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DJO Incorporated

Unaudited Reconciliation of Non-GAAP Financial Measures

(In thousands, except per share data)

In managing its business, the Company makes use of certain non-GAAP financial measures in evaluating the Company’s results of operations.

The events giving rise to certain purchase accounting adjustments to write up acquired inventories to fair value, certain other charges and expenses related to the Axmed and Aircast acquisitions and certain other costs and expenses are either not associated with the Company’s normal operating business or not reflective of the ongoing business operations of the Company.  Costs and expenses that the Company believes are not associated with or reflective of its ongoing business operations include costs related to litigation and arbitration settlements, the write-off of previously deferred expenses related to discontinued acquisitions, the write-off of unamortized deferred debt issuance costs related to the Company’s former credit agreement, adjustments related to a complete count of raw material inventories subsequent to the Aircast integration and a charge to increase estimates of bad debts related to aged receivables due to the current impact of issues encountered in a prior year related to billing and collecting activities.

The Company also records significant non-cash stock-based compensation expense and non-cash amortization expense related to intangible assets acquired.

The Company believes disclosure of non-GAAP gross profit, non-GAAP income from operations, non-GAAP earnings and adjusted EBITDA has economic substance because the expenses excluded from these measures represent non-cash expenditures, or relate to transactions that are not associated with the Company’s normal operating business.

The Company believes that presenting non-GAAP diluted earnings per share, excluding the impact of purchase accounting adjustments to write up acquired inventories to fair value, certain other charges and expenses related to acquisitions, certain other costs and expenses not deemed reflective of the ongoing business operations of the Company, and adjusted EBITDA are additional measures of performance that investors can use to compare operating results between reporting periods.  The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation, amortization, stock-based compensation expense, purchase accounting adjustments to write up acquired inventory to fair value, certain other charges and expenses related to acquisitions and certain other costs and expenses not deemed reflective of the ongoing business operations of the Company.  Management of the Company uses non-GAAP information internally in planning, forecasting and evaluating the Company’s results of operations in the current period and in comparing it to prior periods.  The Company also uses these non-GAAP measures in evaluating management performance for compensation purposes.  The Company believes that this information also provides investors better insight in evaluating the Company’s earnings performance from core operations and provides consistency in financial reporting.

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DJO Incorporated
Unaudited Reconciliation of Non-GAAP Financial Measures continued
(In thousands, except per share data)

The measure, “Non-GAAP gross profit” is reconciled with GAAP gross profit in the table below:

	Three Months Ended		Six Months Ended
	June 30, 2007	July 1, 2006	June 30, 2007	July 1, 2006

GAAP gross profit	$72,273	$63,613	$139,745	$114,467
Purchase accounting adjustments to write up acquired inventories to fair value, certain other charges and expenses related to acquisitions and certain other charges and expenses not deemed to be reflective of the ongoing operations of the Company	784	2,510	2,851	3,123
Non-GAAP gross profit (excluding the impact of purchase accounting adjustments to write up acquired inventories to fair value, certain other charges and expenses related to acquisitions and certain other charges and expenses not deemed to be reflective of the ongoing operations of the Company)	$73,057	$66,123	$142,596	$117,590

The measure, “Non-GAAP operating income” is reconciled with GAAP operating income in the table below:

	Three Months Ended		Six Months Ended
	June 30, 2007	July 1, 2006	June 30, 2007	July 1, 2006

GAAP operating income	$14,042	$10,738	$26,524	$22,550
Purchase accounting adjustments to write up acquired inventories to fair value, certain other charges and expenses related to acquisitions and certain other charges and expenses not deemed to be reflective of the ongoing operations of the Company	5,147	3,883	7,764	4,734
Non-GAAP operating income (excluding the impact of purchase accounting adjustments to write up acquired inventories to fair value, certain other charges and expenses related to acquisitions and certain other charges and expenses not deemed to be reflective of the ongoing operations of the Company)	$19,189	$14,621	$34,288	$27,284

The measure, “Non-GAAP net income” is reconciled with GAAP net income in the table below:

	Three Months Ended		Six Months Ended
	June 30, 2007	July 1, 2006	June 30, 2007	July 1, 2006

GAAP net income	$5,401	$1,292	$9,396	$7,273
Purchase accounting adjustments to write up acquired inventories to fair value, certain other charges and expenses related to acquisitions and certain other charges and expenses not deemed to be reflective of the ongoing operations of the Company, net of tax	3,109	3,756	4,674	4,320
Non-GAAP net income (excluding the impact of purchase accounting adjustments to write up acquired inventories to fair value, certain other charges and expenses related to acquisitions and certain other charges and expenses not deemed to be reflective of the ongoing operations of the Company)	$8,510	$5,048	$14,070	$11,593

-more-

DJO Incorporated
Unaudited Reconciliation of Non-GAAP Financial Measures continued
(In thousands, except per share data)

The measure, “Non-GAAP diluted net income per share” is reconciled with GAAP net income in the table below:

	Three Months Ended		Six Months Ended
	June 30, 2007	July 1, 2006	June 30, 2007	July 1, 2006

GAAP diluted net income per share	$0.22	$0.06	$0.39	$0.31
Purchase accounting adjustments to write up acquired inventories to fair value, certain other charges and expenses related to acquisitions and certain other charges and expenses not deemed to be reflective of the ongoing operations of the Company, net per share	0.13	0.16	0.20	0.18
Non-GAAP diluted net income per share (excluding the impact of purchase accounting adjustments to write up acquired inventories to fair value, certain other charges and expenses related to acquisitions, and certain other charges and expenses not deemed to be reflective of the ongoing operations of the Company)	$0.35	$0.22	$0.59	$0.49

The measure, “Adjusted EBITDA” is reconciled with GAAP net income in the table below:

	Three Months Ended		Six Months Ended
	June 30, 2007	July 1, 2006	June 30, 2007	July 1, 2006

GAAP net income	$5,401	$1,292	$9,396	$7,273
Plus:
Interest expense, net of interest income	5,734	8,419	11,611	9,400
Provision for income taxes	3,611	981	6,422	5,692
Depreciation and amortization	7,227	7,390	14,964	11,250
Stock-based compensation expense, net of tax	2,652	2,352	5,052	4,108
Purchase accounting adjustments to write up acquired inventories to fair value, certain other charges and expenses related to acquisitions and certain other charges and expenses not deemed to be reflective of the ongoing operations of the Company	5,147	3,883	7,764	4,825
Adjusted EBITDA (excluding the impact of purchase accounting adjustments to write up acquired inventories to fair value, certain other charges and expenses related to acquisitions and certain other charges and expenses not deemed to be reflective of the ongoing operations of the Company)	$29,772	$24,317	$55,209	$42,548

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